Exhibit 99.1
The Bancorp, Inc. Reports Fourth Quarter and Fiscal 2012 Financial Results

Wilmington, DE – January 23, 2013 – The Bancorp, Inc. ("Bancorp") (NASDAQ: TBBK), a financial holding company, today reported financial results for the fourth quarter and fiscal 2012.

Net income for the fourth quarter of 2012 increased to $5.2 million compared to $3.3 million in the fourth quarter of 2011, an increase of 59%.

Financial Highlights

•
 50% increase in diluted earnings per share to $0.15 for the fourth quarter of 2012 versus $0.10 for the fourth quarter of 2011.  Diluted earnings per share amounted to $0.50 for the year ended December 31, 2012 compared to diluted earnings per share of $0.28 for the year ended December 31, 2011, an increase of 79%.

•	27% increase in total quarterly revenues to $40.3 million compared to $31.7 million in fourth quarter 2011

•
84% increase in quarterly non-interest income, primarily prepaid card fees, to $15.1 million compared to $8.2 million in fourth quarter 2011, excluding security gains and other than temporary impairment (OTTI) charges.

•
8% increase in quarterly net interest income to $22.1 million compared to $20.4 million in fourth quarter 2011.  On a linked quarter basis, net interest income grew at an annualized 10% rate, primarily reflecting higher loan income.

•	At December 31, 2012 our portfolio of loans and securities had grown to $2.7 billion, an increase of $466 million, or 21% over fourth quarter 2011. Outstanding loans increased 10% over that period.

•
Average deposits for fourth quarter 2012 totaled $3.0 billion, an increase of $274 million or 10% over 2011,   reflecting growth in all major deposit categories. The interest paid on deposits between those respective periods decreased to 0.31% from 0.40%.

•	Issued $45 million of common stock accretive to book value.

Betsy Z. Cohen, Bancorp’s Chief Executive Officer, said, “Fourth quarter 2012 saw a significant earnings increase as a result of increases in both our non-interest and net interest income. Adjusted operating earnings, a non-GAAP measure, increased to $13.9 million, a $4.5 million, or 48% increase over the comparable prior year period.  Notwithstanding increased loan loss provisions, our net income and earnings per share increased 59% and 50%, respectively. The increases in non-interest and net interest income also resulted in an efficiency ratio, a non-GAAP measure, of 63% for the quarter compared to 67% for the prior year quarter.  Our leadership position in the prepaid card space continues as the major driver of the increase in non-interest income.  On the asset side, we grew our loans 10% over the year in a difficult lending environment. We continue to target what we believe to be lower risk assets, including Small Business Administration (SBA) loans, security backed lines of credit and vehicle fleet leasing. Consumer loans, primarily security backed lines of credit, grew 42% over the past year, to $297 million, while leases grew 21%. The SBA loan portfolio will very shortly exceed $100 million. All three of these categories have demonstrated low levels of losses.  During the quarter, we successfully completed a $45 million capital raise, accretive to book value. While we were not in immediate need of capital, our transaction account deposit growth continues to exceed our expectations and we decided to be proactive in building our capital to support that trend.  We strategically exited two higher cost deposit relationships in 2012 which averaged over $800 million in deposits in fourth quarter 2011, to focus on lower cost deposits. If we exclude the impact of those changes, average fourth quarter deposits actually grew in excess of 57% year over year. The Company is well capitalized, and book value per share increased from $8.18 at December 31, 2011 to $9.06 at December 31, 2012, or an increase of 11%.”

Financial Results

Bancorp reported net income available to common shareholders for the three months ended December 31, 2012 of $5.2 million or diluted earnings per share of $0.15, based on 33,921,763 weighted average shares outstanding, compared to net income available to common shareholders of $3.3 million or diluted earnings per share of $0.10, based on 33,202,761 weighted average shares outstanding, for the three months ended December 31, 2011.  Adjusted operating earnings, a non-GAAP measure, increased to $13.9 million for the three months ended December 31, 2012 compared to $9.4 million for the three months ended December 31, 2011.  The following is a reconciliation of adjusted operating earnings to net income available to common shareholders:

	Quarter ended		Year ended
	December 31,	December 31,	December 31,	December 31,
	2012	2011	2012	2011

Net income available to common shareholders	$5,237	$3,288	$16,624	$8,918
Income tax expense	1,622	1,382	7,794	4,311
Gains on sales of investment securities	(554)	(136)	(661)	(759)
Other than temporary impairment in securities	76	-	202	75
Losses and writedowns on other real estate owned	103	-	2,508	555
Provision for loan and lease losses	7,391	4,844	22,438	21,498
Adjusted operating earnings (1)	$13,875	$9,378	$48,905	$34,598

(1)
As a supplement to GAAP, Bancorp has provided this non-GAAP performance result. The Bancorp believes that this non-GAAP financial measure is useful because it allows investors to assess its operating performance.  Management utilizes adjusted operating earnings to measure the combined impact of changes in net interest income, non-interest income and certain other expenses.  Other companies may calculate adjusted operating earnings differently.  Although this non-GAAP financial measure is intended to enhance investors’ understanding of Bancorp’s business and performance, it should not be considered, and is not intended to be, a substitute for net income calculated pursuant to GAAP.

Balance Sheet Summary

At December 31, 2012, Bancorp's total assets amounted to $3.7 billion, an increase of $689 million or 23% over total assets at December 31, 2011.    During that period, investments increased to $763 million, an increase of $297 million or 64%; loans increased to $1.9 billion, an increase of $169 million or 10%; and deposits increased to $3.3 billion, an increase of $631 million or 24%. During the year ended December 31, 2012, Bancorp strategically exited two large balance deposit relationships which totaled $455 million at December 31, 2011. The relationships were terminated to eliminate certain seasonal deposit fluctuations and reduce interest expense.

Conference Call Webcast

You may access the LIVE webcast of Bancorp's Quarterly Earnings Conference Call at 8:30 AM EDT Thursday, January 24, 2013 by clicking on the webcast link on Bancorp's homepage at www.thebancorp.com. Or, you may dial 866.510.0676, access code 88069381.  You may listen to the replay of the webcast following the live call on Bancorp's investor relations website or telephonically until Thursday, January 31, 2013 by dialing 888.286.8010, access code 81909498.

About Bancorp

The Bancorp, Inc. is a financial holding company that operates The Bancorp Bank, an FDIC-insured commercial bank that delivers a full array of financial services both directly and through private-label affinity programs nationwide.  The Bancorp Bank’s regional community bank operations serve the needs of small and mid-size businesses and their principals in the Philadelphia-Wilmington region.

Forward Looking Statements

Statements in this earnings release regarding The Bancorp, Inc.’s business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. These statements may be identified by the use of forward-looking terminology, including but not limited to the words “may,” “believe,” “will,” “expect,” “look,” “anticipate,” “estimate,” “continue,” or similar words.  For further discussion of the risks and uncertainties to which these forward-looking statements may be subject, see The Bancorp, Inc.’s filings with the SEC, including the “Risk Factors” sections of The Bancorp Inc.’s filings. These risks and uncertainties could cause actual results to differ materially from those projected in the forward-looking statements. The forward-looking statements speak only as of the date of this presentation. The Bancorp, Inc. does not undertake to publicly revise or update forward-looking statements in this presentation to reflect events or circumstances that arise after the date of this presentation, except as may be required under applicable law.

The Bancorp, Inc. Contact
Andres Viroslav
215-861-7990
aviroslav@thebancorp.com

	Three months ended		Year ended
	December 31,		December 31,
	2012	2011	2012	2011

	(dollars in thousands except per share data)
Condensed income statement
Net interest income	$22,086	$20,356	$85,444	$76,406
Provision for loan and lease losses	7,391	4,844	22,438	21,498
Non-interest income
Gain on sales of investment securities	554	136	661	759
Other than temporary impairment of investment securities	(76)	-	(202)	(75)
Other non-interest income	15,147	8,246	49,138	29,841
Total non-interest income	15,625	8,382	49,597	30,525
Non-interest expense
Losses and write downs on other real estate owned	103	-	2,508	555
Other non-interest expense	23,358	19,224	85,677	71,649
Total non-interest expense	23,461	19,224	88,185	72,204
Net income before income tax expense	6,859	4,670	24,418	13,229
Income tax expense	1,622	1,382	7,794	4,311
Net income available to common shareholders	$5,237	$3,288	$16,624	$8,918

Basic earnings per share	$0.15	$0.10	$0.50	$0.28

Diluted earnings per share	$0.15	$0.10	$0.50	$0.28
Weighted average shares - basic	33,603,879	33,196,281	33,227,755	31,927,815
Weighted average shares - diluted	33,921,763	33,202,761	33,288,278	31,933,592

Balance sheet	December 31,	September 30,	June 30,	December 31,
	2012	2012	2012	2011
	(dollars in thousands)
Assets:
Cash and cash equivalents
Cash and due from banks	$19,982	$4,648	$5,560	$96,228
Interest earning deposits at Federal Reserve Bank	948,111	540,010	692,582	652,946
Total cash and cash equivalents	968,093	544,658	698,142	749,174

Investment securities, available-for-sale, at fair value	718,065	634,894	582,219	448,204
Investment securities, held-to-maturity	45,179	22,707	17,796	18,044
Federal Home Loan Bank & Atlantic Central Bankers Bank stock	3,621	4,160	4,596	5,088
Loans held for sale, at fair value	11,341	7,970	-	-
Loans, net of deferred costs	1,902,854	1,856,992	1,804,312	1,744,828
Allowance for loan and lease losses	(33,040)	(33,071)	(31,171)	(29,568)
Loans, net	1,869,814	1,823,921	1,773,141	1,715,260
Premises and equipment, net	10,368	9,802	8,694	8,358
Accrued interest receivable	9,857	10,061	9,297	8,476
Intangible assets, net	7,004	7,254	7,504	8,004
Other real estate owned	4,241	3,065	4,919	7,405
Deferred tax asset, net	22,789	19,708	20,716	21,941
Other assets	29,287	24,925	23,178	20,727
Total assets	$3,699,659	$3,113,125	$3,150,202	$3,010,681

Liabilities:
Deposits
Demand and interest checking	$2,775,207	$2,300,025	$2,335,960	$2,192,938
Savings and money market	517,098	459,725	456,614	454,343
Time deposits	12,582	12,606	20,619	25,528
Time deposits, $100,000 and over	8,334	8,819	9,104	9,742
Total deposits	3,313,221	2,781,175	2,822,297	2,682,551

Securities sold under agreements to repurchase	18,548	18,802	21,948	33,177
Accrued interest payable	103	100	127	123
Subordinated debenture	13,401	13,401	13,401	13,401
Other liabilities	17,709	10,662	9,555	9,950
Total liabilities	$3,362,982	$2,824,140	$2,867,328	$2,739,202

Shareholders' equity:
Common stock - authorized, 50,000,000 shares of $1.00 par value; 37,246,655 and 33,196,281 shares issued at December 31, 2012 and 2011, respectively	37,247	33,209	33,201	33,196
Treasury stock (100,000 shares)	(866)	(866)	(866)	(866)
Additional paid-in capital	282,708	243,954	243,284	241,997
Retained earnings (accumulated deficit)	7,347	2,110	(1,451)	(9,277)
Accumulated other comprehensive gain	10,241	10,578	8,706	6,429
Total shareholders' equity	336,677	288,985	282,874	271,479

Total liabilities and shareholders' equity	$3,699,659	$3,113,125	$3,150,202	$3,010,681

Average balance sheet and net interest income	Three months ended December 31, 2012			Three months ended December 31, 2011
(dollars in thousands)	Average		Average	Average		Average
Assets:	Balance	Interest	Rate	Balance	Interest	Rate
Interest-earning assets:
Loans net of unearned discount **	$1,888,755	$20,091	4.25%	$1,722,161	$19,082	4.43%
Leases - bank qualified*	15,030	211	5.62%	7,356	149	8.10%
Investment securities-taxable	602,749	3,310	2.20%	377,071	3,054	3.24%
Investment securities-nontaxable*	107,370	1,078	4.02%	86,259	1,044	4.84%
Interest earning deposits at Federal Reserve Bank	681,272	419	0.25%	678,768	420	0.25%
Federal funds sold/securities purchased under agreement to resell	1,689	7	1.65%	-	-	0.00%
Net interest earning assets	3,296,865	25,116	3.05%	2,871,615	23,749	3.31%

Allowance for loan and lease losses	(34,018)			(28,166)
Other assets	78,755			211,356
	$3,341,602			$3,054,805

Liabilities and Shareholders' Equity:
Deposits:
Demand and interest checking	$2,502,314	$1,719	0.27%	$2,287,085	$2,046	0.36%
Savings and money market	480,473	569	0.47%	407,536	544	0.53%
Time	21,323	55	1.03%	35,390	113	1.28%
Total deposits	3,004,110	2,343	0.31%	2,730,011	2,703	0.40%

Repurchase agreements	19,090	20	0.42%	32,150	57	0.71%
Subordinated debt	13,401	216	6.45%	13,401	216	6.45%
Total deposits and interest bearing liabilities	3,036,601	2,579	0.34%	2,775,562	2,976	0.43%

Other liabilities	9,157			9,712
Total liabilities	3,045,758			2,785,274

Shareholders' equity	295,844			269,531
	$3,341,602			$3,054,805
Net interest income on tax equivalent basis*		$22,537			$20,773

Tax equivalent adjustment		451			417

Net interest income		$22,086			$20,356
Net interest margin *			2.73%			2.89%

* Full taxable equivalent basis, using a 35% statutory tax rate.
** Includes loans held for sale.

Average balance sheet and net interest income	Year ended December 31, 2012			Year ended December 31, 2011
(Dollars in thousands)	Average		Average	Average		Average
Assets:	Balance	Interest	Rate	Balance	Interest	Rate
Interest-earning assets:
Loans net of unearned discount **	$1,807,770	$77,685	4.30%	$1,671,940	$74,347	4.45%
Leases - bank qualified*	13,571	826	6.09%	4,976	438	8.80%
Investment securities-taxable	482,463	13,378	2.77%	289,002	9,682	3.35%
Investment securities-nontaxable*	103,901	4,331	4.17%	77,509	4,111	5.30%
Interest earning deposits at Federal Reserve Bank	974,762	2,433	0.25%	588,689	1,461	0.25%
Federal funds sold/securities purchased under agreement to resell	425	7	1.65%	-	-	0.00%
Net interest-earning assets	3,382,892	98,660	2.92%	2,632,116	90,039	3.42%

Allowance for loan and lease losses	(32,320)			(26,999)
Other assets	127,486			255,444
	$3,478,058			$2,860,561

Liabilities and Shareholders' Equity:
Deposits:
Demand and interest checking	$2,666,493	$7,691	0.29%	$2,175,972	$8,035	0.37%
Savings and money market	455,860	2,401	0.53%	355,094	2,550	0.72%
Time	26,624	356	1.34%	31,066	354	1.14%
Total deposits	3,148,977	10,448	0.33%	2,562,132	10,939	0.43%

Short-term borrowings	-	-	0.00%	745	3	0.40%
Repurchase agreements	22,508	95	0.42%	23,113	231	1.00%
Subordinated debt	13,401	869	6.48%	13,401	863	6.44%
Total deposits and interest bearing liabilities	3,184,886	11,412	0.36%	2,599,391	12,036	0.46%

Other liabilities	9,440			9,138
Total liabilities	3,194,326			2,608,529

Shareholders' equity	283,732			252,032

	$3,478,058			$2,860,561
Net interest income on tax equivalent basis*		87,248			78,003

Tax equivalent adjustment		1,804			1,597

Net interest income		$85,444			$76,406
Net interest margin *			2.58%			2.96%

* Full taxable equivalent basis to be comparable to the interest income of all other categories, using a 35% statutory tax rate
** Includes loans held for sale.

Allowance for loan and lease losses:	Year ended
	December 31,	December 31,
	2012	2011
	(dollars in thousands)

Balance in the allowance for loan and lease losses at beginning of period	$29,568	$24,063

Loans charged-off:
Commercial	9,508	8,651
Construction	11,318	3,254
Lease financing	87	39
Residential mortgage	-	2,870
Consumer	340	1,280
Total	21,253	16,094

Recoveries:
Commercial	2,093	91
Construction	96	4
Lease financing	13	-
Residential mortgage	85	-
Consumer	-	6
Total	2,287	101
Net charge-offs	18,966	15,993
Provision charged to operations	22,438	21,498

Balance in allowance for loan and lease losses at end of period	$33,040	$29,568

Loan portfolio:	December 31,	September 30,	June 30,	December 31,
	2012	2012	2012	2011
	(dollars in thousands)

Commercial	$470,109	$453,444	$441,167	$450,411
Commercial mortgage (1)	617,069	614,410	596,639	609,487
Construction	258,684	263,726	269,636	246,611
Total commercial loans	1,345,862	1,331,580	1,307,442	1,306,509
Direct lease financing	156,697	146,728	140,012	129,682
Residential mortgage	97,717	97,589	97,226	96,110
Consumer loans and others	296,915	276,427	255,769	209,041
	1,897,191	1,852,324	1,800,449	1,741,342
Unamortized loan costs	5,663	4,668	3,863	3,486
Total loans, net of deferred loan costs	$1,902,854	$1,856,992	$1,804,312	$1,744,828

Supplemental loan data:
Construction 1-4 family	$60,343	$71,599	$79,546	$85,189
Commercial construction, acquisition and development	198,341	192,127	190,090	161,422
	$258,684	$263,726	$269,636	$246,611
(1) At December 31, 2012 our owner-occupied loans amounted to $173 million, or 28.0% of commercial mortgages.

Capital Ratios
	Tier 1 capital	Tier 1 capital	Total capital
	to average assets	to risk-weighted assets	to risk-weighted assets

As of December 31, 2012
The Company	9.99%	16.39%	17.65%
The Bancorp Bank	7.24%	11.91%	13.16%
"Well capitalized" institution (under FDIC regulations)	5.00%	6.00%	10.00%

As of December 31, 2011
The Company	8.69%	14.64%	15.89%
The Bancorp Bank	6.13%	10.34%	11.60%
"Well capitalized" institution (under FDIC regulations)	5.00%	6.00%	10.00%

	Three months ended		Year ended
	December 31,		December 31,
	2012	2011	2012	2011
Selected operating ratios:
Return on average assets	0.62%	0.43%	0.48%	0.31%
Return on average equity	7.04%	4.84%	5.86%	3.54%
Net interest margin	2.73%	2.89%	2.58%	2.96%
Efficiency ratio (1)	63.01%	67.21%	65.53%	67.96%
Book value per share	$9.06	$8.18	$9.06	$8.18

	December 31,	September 30,	June 30,	December 31,
	2012	2012	2012	2011
Asset quality ratios:
Nonperforming loans to total loans (2)	1.56%	1.63%	1.55%	1.24%
Nonperforming assets to total assets (2)	0.92%	1.07%	1.04%	0.97%
Allowance for loan and lease losses to total loans	1.74%	1.78%	1.73%	1.69%
Net charge-offs/average loans	1.04%	0.64%	0.45%	0.96%

Nonaccrual loans	$25,190	$26,454	$24,815	$17,587
Other real estate owned	4,241	3,065	4,919	7,405
Total nonperforming assets	$29,431	$29,519	$29,734	$24,992

Loans 90 days past due still accruing interest	$4,435	$3,861	$3,105	$4,101
(1) Non-GAAP measure

Reconciliation of the efficiency ratio:
Non-interest expense	$23,461	$19,224	$88,185	$72,204

Net interest income	22,086	20,356	85,444	76,406
Non-interest income	15,625	8,382	49,597	30,525
Less: Gain on sale of securities	(554)	(136)	(661)	(759)
Less: Other than temporary impairment	76	-	202	75
	37,233	28,602	134,582	106,247

	63.01%	67.21%	65.53%	67.96%

(2) Nonperforming loans are defined as nonaccrual loans and restructure loans. Loans 90 days past due and still accruing interest are also included in these ratios.